Exhibit 4.185

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 112799 of August “02” 2013

For the provision of

communications services for the provision of communication channels

This license is granted to

Limited Liability Company

Sputnikovoe TV

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1127746631495

Taxpayer Identification No. (INN)

7709909783

Location:

109147, Moscow, 5 Vorontsovskaya str., bldg 2

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

August 02, 2018;

This license is granted on the basis of the decision of the licensing authority - Order No. 872 of August “02”

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 048756

Annex to License No. 112799

License requirements

1. Limited Liability Company Sputnikovoe TV (the Licensee) shall comply with the terms of this license.

Short name:

STV LLC

OGRN 1127746631495	INN 7709909783

Location:

109147, Moscow, 5 Vorontsovskaya str., bldg 2

2. The Licensee shall start provision of services under the license no later than 02.08.2015.

3. The Licensee shall provide services related to provision of communication channels within the territory of a single constituent subject of the Russian Federation, provision of communication channels beyond the territory of a single constituent subject of the Russian Federation in accordance with this license only in the territory of the following constituent subjects of the Russian Federation.

The Adygea Republic, the Altai Republic, the Bashkortostan Republic, the Buryatia Republic, the Dagestan Republic, the Ingushetia Republic, the Kabardino-Balkar Republic, the Kalmykia Republic, the Karachaevo-Cherkesia Republic, the Karelia Republic, the Komi Republic, the Mari-El Republic, the Mordovia Republic, the Sakha Republic (Yakutia), the Severnaya Osetia-Alania Republic, the Tatarstan Republic, the Tuva Republic,  the Udmurt Republic, the Khakassia Republic, the Chechen Republic, the Chuvashia Republic;

the Altai region, the Zabaykalsky region, the Kamchatka region, the Krasnodar region, the Krasnoyarsk region, the Perm region, the Primorsky region the Stavropol region, the Khabarovsk region;

the Amur region, the Arkhangelsk region, the Astrakhan region, the Belgorod region, the Bryansk region, the Vladimir region, the Volgograd region, the Vologda region, the Voronezh region, the Ivanovo region, the Irkutsk region, the Kaliningrad region, the Kaluga region, the Kemerovo region, the Kirov region, the Kostroma region, the Kurgan region, the Kursk region, the Leningrad region, the Lipetsk region, the Moscow region, the Nizhny Novgorod region, the Novgorod region, the Novosibirsk region, the Omsk region, the Orenburg region, the Orel region, the Penza region, the Pskov region, the Rostov region, the Ryazan region, the Samara region, the Saratov region, the Sverdlovsk region, the Smolensk region, the Tambov region, the Tver region, the Tomsk region, the Tula region, the Tyumen region, the Ulyanovsk region, the Chelyabinsk region, the Yaroslavl region;

Moscow, St Petersburg

the Jewish Autonomous Region;

the Khanty Mansiysk Autonomous region, the Yamal-Nenetsk Autonomous region.

4. The Licensee under this License shall provide users with the possibility of transmission of electronic messages via communication channels formed by transmission lines of the Licensee’s communication network *.

5. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

6. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

7. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to communications services for the provision of communication channels and aimed at improvement of their customer value, unless it requires a separate license.

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya

12 AUG 2013

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296